FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2003

Entrust Financial Services, Inc.
(Exact Name of Small Business Issuer as specified in its charter)

Colorado	0-23965	84-1374481
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	File Number)

6795 E. Tennessee Ave., 5th Floor, Denver, CO        80224
(Address of principal executive offices)                      (Zip Code)

(303) 322-6999
(Registrant's telephone number, including area code)

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Item 1. Changes in Control of Registrant.
Not Applicable

Item 2. Acquisition or Disposition of Assets.
Not Applicable

Item 3. Bankruptcy or Receivership.
Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant.
Not Applicable

Item 5. Other Events.
Not Applicable

Item 6. Resignation of Registrant’s Directors.
Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Not Applicable

Item 8. Change in Fiscal Year.
Not Applicable

Item 9. Regulation FD Disclosure.

Denver, CO – Business Wire – July 14, 2003 — The Board of Directors of Entrust Financial Services, Inc. (“Entrust” or the “Company “) (OTCBB:ENFN), is pleased to announce that Entrust Mortgage, Inc. a wholly owned subsidiary of the Company, expects to report an increase of approximately 50% in loan production results for the quarter ending June 30, 2003 versus the quarter ending June 30, 2002. For the three months ended June 30, 2003, Entrust expects to report loan fundings of approximately $86 Million versus approximately $57 Million in loan fundings in the three months ended June 30, 2002. Loan production for the first six months of 2003 is expected to be approximately $144 Million versus $106 Million in loan production in the first six months of 2002. The funding volume for June 2003 is expected to be a record month, with loan fundings of approximately $30 Million. Michael Ebinger, Entrust’s Chief Operating Officer added, ” Our focus on expanding our solid foundation with key executive level, sales, and production staff hires has caused our loan fundings to increase dramatically without compromising our Gold Standard Service commitment. Our operations and sales force have never been stronger and we look forward to continued growth for the foreseeable future.”

     Also, the Company announces the addition of Jeffery D. Rudolph to the Executive team in the position of Chief Financial Officer. Scott Sax, Entrust President and CEO, commented, “We are thrilled to find a CFO who can provide the vision, advice, and leadership that is necessary for the Company’s next phase of development and who can help us achieve the goals that we have all been striving toward. Jeff comes to the company with glowing recommendations and credentials. Jeff has vast business experience with 17 years as a CPA out of Coopers and Lybrand, an MBA from of the University of Denver in 1989, and many years as a CFO, COO, and Board member of several successful companies in various industries.” David Hite has resigned as CFO of the Company to pursue other opportunities; however, he remains a Director of the Company.

About Entrust:

     Entrust Financial Services, Inc. (OTCBB:ENFN), is a publicly traded holding company with its core focus on mortgage banking, through its wholly owned subsidiary, Entrust Mortgage, Inc. Entrust Mortgage markets consumer financial products, including first and second mortgages, and home equity loans. Entrust Mortgage specializes in limited documentation loans for good credit quality borrowers. Entrust Mortgage, licensed as a mortgage banker in 37 states, provides its mortgage banking services to its contracted network of mortgage brokers that currently exceed 5,000 brokers and services directly to the consumer via its expanding retail network.

Note: A number of statements contained in this news release are forward-looking statements, as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in the Company’s filings with the Securities and Exchange Commission, including its annual and quarterly reports. The actual results that the Company may achieve may differ materially from any forward-looking statements due to such risks and uncertainties.

Contact:	Krista Sweat (ksweat@entrustfs.com) Entrust Financial Services, Inc. 6795 E. Tennessee Ave., 5th Floor Denver, CO 80224

800-304-0326 or 303-322-6999 ext. 257

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                             Entrust Financial Services, Inc.

Dated:           July 14, 2003                                                                By: /s/ Scott J. Sax
                                                                                                                  Scott J. Sax, President